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                                                                   Exhibit 10.47


                          THEATER MANAGEMENT AGREEMENT

This theater management agreement (the "AGREEMENT") is entered into effective as of the 1st day of January 2002, by and between Liberty Theaters, Inc., a New York corporation ("OWNER"), and OBI, LLC. ("MANAGER") with reference to the following facts:

      WHEREAS, Owner is in the business of owning and, through its subsidiaries (the "OPERATING SUBSIDIARIES"), operating Off-Broadway style live theaters in Manhattan and Chicago,

      WHEREAS, Manager is in the business of providing various executive management, booking and public relations services, and

      WHEREAS, Owner desires to retain Manager to perform such executive management, booking and public relations services for the benefit of the theaters owned by the Owner and operated by the Operating Subsidiaries, the parties hereto, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

1.    DEFINITIONS. The following terms have the meanings set forth below:

MANAGEMENT SERVICES means and includes the following services:

      (a) The executive management of each of the Theaters. The Theaters are currently managed by separate management companies owned by the Owner, which are responsible for the day-to-day operations of the Theaters and which employ all personnel used in connection with the operation of the Theaters, including, without limitation, ushers, maintenance employees, concession stand employees, and box office employees. Manager will be responsible for the executive supervision of these employees. A designee of the Manager, acceptable to the Owner, will serve at the pleasure of the Board of Directors of the respective Operating Subsidiaries, as the Chief Executive Officer of each of the Operating Subsidiaries, and at the pleasure of the Board of Directors of the Owner, as the President of the Owner. This individual (the "DESIGNATED OBI EXECUTIVE ") will receive no compensation or other employee benefits


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      for serving in such capacities, other than such compensation as he or she may receive from the Manager, and will not be deemed to be an employee of the Owner, or any of its subsidiaries, for any purpose. This individual will initially be Ms. Margaret Cotter.

      (b) The negotiation of terms with respect to and the recommendation to the Owner of productions for the Theaters and for the use of the Theaters for ancillary revenue generation purposes;

      (c) The publicity of the Theaters and the maintenance of appropriate community relations between the Theaters and their neighbors;

      (d) The oversight of the general condition and repair of the Theaters, including the making of recommendations to the Owner with respect to any needed maintenance and repair of the Theaters and, upon the direction of the Owner, the retention and oversight of appropriate persons to affect such maintenance and to make such repairs as may be so approved by the Owner;

      (e) The preparation, in conjunction with the Owner, of an annual operating budget for each of the Theaters; and

      (f) Such other duties as the parties may from time to time determine, and memorialize in a writing signed by both parties to this Agreement.

PRODUCTION OCCUPANCY PERIOD has the meaning set forth in clause 3.1(b), below.

SERVICE PACKAGE PERIOD has the meaning set forth in clause 3.1(a), below.

TERM. This Agreement will have an initial term of through and including December 31, 2003, and thereafter, unless earlier terminated pursuant to the provisions of Section 4, will automatically renew for additional twelve month terms, [unless notice to terminate is given by either party to the other not less than six months prior to the expiration of the then existing term of such party's determination not to renew this Agreement.]

THEATERS means the Minetta Lane, Orpheum, and Union Square Theaters located in Manhattan and the Royal George Theater Complex in Chicago, and such additional theaters as the parties may specify from time to time by amendment to this agreement.


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THEATER CASH FLOW means the earnings before income taxes, depreciation and amortization from any particular theater (or in the case of the Royal George, from the entire theater complex), calculated in accordance with generally accepted accounting principles, applied on a consistent basis, and before deduction of the incentive fee applicable to that theater or theater complex. Notwithstanding the above, in the case of any capital expenditures with respect to any particular theatre made during the term of this Agreement, Theatre Cash Flow will be determined after deduction of the cost of the depreciation of such capital expenditure as calculated for book purposes in accordance with generally accepted accounting principles consistently applied. Furthermore, Theater Cash Flow for each Theater will also include all profits and losses made by the Owner (or any one or more of its corporate affiliates) in its capacity as the "producer" or "financier" of any play appearing in such Theater, calculated as follows;

      - First, 100% of cash flow paid to the Owner and/or such one or more affiliates will be applied against the Owner's investment in such play, until such investment has been fully recouped.

      - Thereafter, 100% of cash flow paid to Owner and/or such one or more affiliates will be treated as Theater Cash Flow.

      - In the event that the Owner and/or such one or more affiliates, at the time of the closing of the play, has not recouped its investment, such loss will be deducted from Theater Cash flow for the year in which such show closes.

2.    RETENTION OF MANAGER.

      2.1. Performance of Management Services: Owner hereby retains the Manager, as an independent contractor, to perform and Manager hereby covenants to perform, again as an independent contractor, the Management Services for the Theaters for the Term of this Agreement, pursuant to the terms and provisions set forth in this Agreement. Manager agrees, in performing the Management Services, to act in good faith in the best interests of the Owner as such interests are reasonably understood by the Manager, and to use the same degree of care and to exercise the same level of loyalty as would be required by an executive officer of a corporation organized under the laws of the State of Delaware.


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      2.2. Key Employees: It is acknowledged and agreed that Margaret Cotter is a Key Employees, and that Manager will make Ms. Cotter available to the Company on a full time basis and that Ms. Cotter will serve, at the pleasure of the Owner, as the Designated OBI Executive.

      2.3. Exclusivity: It is acknowledged and agreed that Manager will serve on an exclusive basis for the areas of Metropolitan New York and Chicago. Manager is free to represent other theater interests in other areas. However, in the event that Manager learns of any opportunities for the acquisition of live theaters in other areas, it will promptly advise the Owner of such fact. Further, Manager will keep Owner advised as to the identities of any other theaters for which it may from time be performing services. This provision will not be interpreted from preventing Manager, or its employees, from engaging in other aspects of the live theater business, including, by way of example, the production of plays.

      2.4. Confidentiality: Manager agrees that all information it obtains in the course of its performance of services under this Agreement and which is not already or at such time otherwise publicly available will be maintained in confidence by Manager and its employees to the same extent as though such information were the confidential information of the Manager.

      2.5. Participation in Productions: Except to the extent of its right to participate in Theater Cash Flow, as provided in this Agreement, neither the Manager, nor any of its personnel or affiliates, will make any investment in, or participate in the profits or in the cash flow or in any other benefits from any production or person utilizing the Theaters, without the prior written approval of the Owner.

      2.6. Bank Accounts: All revenues generated by the Theaters shall be deposited as directed by the Owner in bank accounts maintained in the name of and for the benefit of the Owner. The Operating Subsidiaries and Manager will be paid directly by the Owner. The Owner will have complete discretion over the signatories to such accounts.

      2.7. Nature of Relationship Between the Parties: The parties acknowledge and agree that the services being performed by Manager hereunder are those of an independent contractor, that the relationship between the parties is not that of a partnership or joint venture, and that the Manager shall not hold itself out as having any power or authority to


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      bind the Owner or any of the Operating Subsidiaries or any of the
      Theaters. All agreements pertaining to the use or occupancy of any of the Theaters or the provision of any services to or for the benefit of the Owner or any of the Theaters must be signed, and will only be valid if signed or otherwise authorized, by an executive officer designated by the Owner from time to time (the "Designated Owner Executive") or by another duly authorized officer of the Owner or the Operating Subsidiary, as the case may be. The Designated Owner Executive shall initially be James J. Cotter. Nothing in this Agreement shall be deemed to grant to the Manager any rights with respect to or interest in the Theater or in any contract or agreement relating to the Theater, and nothing in this Agreement shall be in any way binding upon any successor in interest to any one or more of the Theaters.

3. COMPENSATION. In consideration of the performance of the Management Services, the Owner will pay to the Manager the following amounts:

      3.1.  Orpheum Theater:

            (a) A weekly pay package of $900 per week, to be adjusted on a pro rata basis for any partial week, for each week, or portion thereof, to the extent that the production leasing the Theater pays a weekly service package to the Theater sufficient to cover (i) such amount plus (ii) wages and benefits paid to persons employed at the Theater with respect to such period (the "SERVICE PACKAGE PERIOD").

            (b) A monthly pay package of $1,578 per month, to be adjusted on a pro rata basis for any partial month, for each month, or portion thereof, that a production is in occupancy of the Theater, including the load-in, rehearsal, performance and load-out periods (the "PRODUCTION OCCUPANCY PERIOD").

            (c) An incentive fee equal to 20% of the Theater Cash Flow, if any, after a breakpoint of $208,686.

      3.2.  Union Square Theater:

            (a) A weekly package of $900 per week, to be adjusted on a pro rata basis for any partial week, during the Service Package Period to the extent that the production leasing the Theater pays a weekly

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            service package to the Theater sufficient to cover (i) such amount plus (ii) wages and benefits paid to persons employed at the Theater with respect to such period.

            (b) A monthly package of $2,186 per week, to be adjusted on a pro rata basis for any partial month, during the Production Occupancy Period.

            (c) An incentive fee equal to 20% of the Theater Cash Flow, after a breakpoint of $307,144.

      3.3.  Minetta Lane Theater:

            (a) A weekly package of $900 per week, to be adjusted on a pro rata basis for any partial week, during the Service Package Period to the extent that the production leasing the Theater pays a weekly service package to the Theater sufficient to cover (i) such amount plus (ii) wages and benefits paid to persons employed at the Theater with respect to such period.

            (b) A monthly package of $2,294 per month, to be adjusted on a pro rata basis for any partial month, during the Production Occupancy Period.

            (c) An incentive fee equal to 20% of the Theater Cash Flow, after a breakpoint of $302,863.

      3.4.  Royal George Theater Complex.

            (a) An annual base fee of $35,000 (payable in arrears in equal monthly installments).

            (b) An incentive fee equal to 20% of the Theater Cash Flow, if any, after a breakpoint of $300,000.

            (c) Manager will be entitled to reimbursement for the reasonable costs of transportation between Chicago and New York and meals and lodging in Chicago, to the extent such costs are incurred in connection with the execution of Manager's duties and responsibilities with respect to the Royal George Theater Complex. Reimbursed costs must be in accordance with the Owner's travel

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            reimbursement policies, as the same may be amended form time to time, upon reasonable notice to the Manager. A copy of the Owners current travel reimbursement policies has been previously provided to the Manager.

      3.5.  Certain Provisions Relating to Payment of Incentive Compensation:

            (a) Incentive Compensation shall be calculated in all cases on a calendar year basis.

            (b) Owner may, but shall be under no obligation to, allow for advances against such Incentive Compensation, in its discretion.

            (c) All weekly and monthly packages and all annual base fees, and in the case of any incentive fee, the amount of the breakpoint, will be adjusted annually to reflect any increase, in the consumer price index, all urban consumers, for the city in which the Theater in question is located; but only to the extent that the license fees charged with respect to such one or more Theaters have been likewise adjusted. The first adjustment will be made effective January 1, 2003, and shall be adjusted, (i) with respect to the New York Theaters, by the difference between the Northeast Urban Consumer Price Index between the period November 30, 2000 and November 30, 2002 and (ii) with respect to the Chicago Theater, by the difference between the Midwest Urban Consumer Price Index between the period November 30, 2000 and November 30, 2002. Thereafter, subject to the limitations specified above, such amounts will be increased annually by the increase in such index between the November 30 immediately prior to and immediately following the date of the last adjustment.

      3.6. Expenses: Manager will be responsible for all of Manager's general and administrative costs and expenses with respect to the booking of plays into the Theaters. Direct costs related to the operation of the Theaters will be treated as direct expenses of and be paid directly by the relevant Operating Subsidiary or charged back to the relevant Operating Subsidiary against delivery of appropriate documentation.

      3.7 Use of Village East Office Facilities: During the term of this Agreement, and so long as such facilities are not required for other use by the Owner or its affiliates, Manager will be permitted to make use, without


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      charge, of the office facilities located at the Village East Cinemas.
      Owner agrees, so long as Manager maintains offices at the Village East Office Facilities, to reimburse to Manager an amount equal to 50% of the salary and other employee benefits of one full-time administrative employee to be employed by Manager, and officed at the Village East Office Facilities, provided that not less than 50% of the time of such individual is dedicated specifically to the management of the Theaters and that the costs of such individual are mutually agreeable to the parties.

4.    TERMINATION. This Agreement can be terminated at any time, as follows:

      4.1.  Termination by the Owner:

            (a) For Cause: This Agreement may be terminated at any time by the Owner for cause; provided, however, that in the event of any cause not exposing the Owner, in its determination, to material loss, damage or liability, Owner shall allow Manager a reasonable period of time to cure such default, following notice and demand for cure. No such notice or cure period need be allowed, however, for persistent or repetitive breach. Such termination will be effective upon the date specified by the Owner in its notice of termination.

            (b) Without Cause: This Agreement also may be terminated at any time by the Owner without cause. Such termination will be effective upon the date specified by the Owner in its notice of termination. However, any such termination without cause will not relieve the Owner of its obligations under Section 3.1 through 3.6 of this Agreement with respect to that period of time between the effective date of such termination and the date on which this Agreement would have terminated had either party timely exercised its right to terminate the contract as of the end of its initial or any then applicable renewal term. The amounts payable under Section 3 of this Agreement will be paid on a monthly basis, for the remainder of such initial or renewal term, as the case may be.

            (c) In the event of the sale of a Theater: Notwithstanding any other provision of this Agreement, this Agreement may be terminated on 60 days notice with respect to any Theater which is sold to a third party.

            (d) In the event of any termination by the Owner without cause,


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            or any failure of the Owner to renew this Agreement, other than for cause, Manager will be entitled to continue to receive the incentive fees set out in Section 3 with respect to any production booked into a Theater during the term of this Agreement.

      4.2.  Termination by Manager:

            (a) For Cause: This Agreement may be terminated at any time by the Manager for cause, provided, however, that in the event of immaterial breach, Manager shall allow Owner a reasonable period of time to cure such default, following notice and demand for cure. No such notice or cure period need be allowed, however, for persistent or repetitive breach. Such termination will be effective upon the date specified by the Manager in its notice of termination.

            (b) Without Cause: Manager will have no right to terminate this Agreement without cause, except on not less that ninety (90) day's prior written notice, provided that Owner may at any time after the receipt of any such notice immediately terminate this Agreement without further liability to the Manager.

      4.3. Effect of Termination: No termination of this Agreement will relieve any party from liability to the other party (a)for antecedent breach or (b) under any indemnity provided for under this Agreement, to the extent that the act or omission giving rise to such claim of indemnity occurred prior to the date of such termination.

5.    INDEMNITY.

      5.1.  Indemnity by Owner:

            (a) Insurance: Owner will acquire and maintain in full force and effect the insurance described in Schedule 5 to this Agreement (the "INSURANCE POLICIES"), and will maintain Manager and its, owners, officers, directors and employees (collectively "the COVERED PERSONS"), as additional insureds under such policies, with provisions for waiver of subrogation. Manager will not engage in any conduct or course of action, or to do or refrain from doing any act, and will not permit any persons under its supervision or control to engage in any conduct or course of action, or to do or refrain from doing any act, which creates a risk of increase in the cost of any one or more


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            of the Insurance Policies or the cancellation of any one or more of the Insurance Policies.

            (b) Indemnity: To the extent of any liability not covered by the Insurance Policies, which is the result of any act or omission on the part of the Owner, its owners, officers, directors, employees, agents or contractors ("OWNERS' AGENTS"), Owner will indemnify and hold the Covered Persons harmless against any such liability, except to the extent that such liability was the result o the default, negligence or willful misconduct of such Covered Person.

            (c) Indemnity Procedures: Manager will give the Owner prompt notice of any claim for indemnity under this Agreement (provided that the failure to give such notice on a timely basis will not relieve the Owner of its obligations under this section in the absence of actual prejudice resulting from such delay).

            (d) Owner, at its election, will be entitled to provide a defense for any Covered Person(s) claiming a right to indemnity under this Agreement, and by providing such defense will not be deemed to have conceded any obligation on its part to indemnify such person with respect to such claim, so long as the Owner gives notice in writing to such person of such reservation of rights.

      5.2. Indemnity by Manager: Manager will indemnify Owner against any and all liabilities resulting from its breach of this Agreement.

6.    GENERAL PROVISIONS.

      6.1. Choice of Law; Attorney's Fees. This Agreement shall be interpreted in accordance with the Laws of the State of New York, as those laws pertain to contracts made and to be performed entirely within such state. In the event of any litigation between the parties with respect to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees.

      6.2. Assignment. The rights and obligations of the parties to this Agreement are not assignable.

      6.3. Notices: All notices required or permitted to be given under this Agreement shall be in writing, and shall be deemed given (a) when


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      personally delivered to the other party, or (2) two business days after deposit, delivery fees prepaid, with a nationally recognized courier service, or (c) five business day after deposit in the US Mail if sent certified or registered mail, postage prepaid, or (d) immediately upon receipt by the other party if sent by fax or by E-Mail, provided that the transmitting party receives a verification of receipt of such fax or E-Mail transmission. Any such notices shall be directed as follows:

            If to Owner:

                  Liberty Theaters, Inc.
                  550 S. Hope Street
                  Los Angeles, California  90071

                  Attention: Chief Financial Officer

            If to Manager

                  OBI, LLC
                  189 Second Avenue, Suite 3S
                  New York, New York  10003

      Provided, that the above addresses may be changed at any time by such party, pursuant to notice given pursuant to this section.


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      6.4.  Counterparts: This Agreement may be signed in counterparts.

      6.5. No Third Party Beneficiaries: There are no third party beneficiaries to this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into as of the date fist set forth above.

LIBERTY THEATERS, INC.,                   OBI, LLC



By: /s/Andrzej Matyczynski                By: /s/ Margaret Cotter
   ------------------------------------      -----------------------------------
Its:  Chief Financial Officer/Treasurer   Its:  President
      ---------------------------------       ----------------------------------


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